Exhibit 10.1

INTELLECTUAL PROPERTY RIGHTS PURCHASE AND TRANSFER AGREEMENT

This INTELLECTUAL PROPERTY RIGHTS PURCHASE AND TRANSFER AGREEMENT (“Agreement”), effective March 26, 2019 (“Effective Date”), is made by and between Pattern Energy Group Inc., a Delaware corporation ("Buyer" or “PEGI”), and Pattern Energy Group LP, a Delaware limited partnership (“Seller” “PEG LP”). Buyer and Seller may be referred to herein individually as “Party” or collectively as “Parties”.

WHEREAS, Seller has certain rights, title, and interest in and to certain assets as identified in Exhibit A (the “Assets”);

WHEREAS, Seller and Buyer have negotiated a transaction under which Buyer will acquire the Assets from Seller; and

WHEREAS, Buyer and Seller wish to memorialize the terms of such acquisition.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1Definitions. Unless the context shall otherwise require or the express terms of this Agreement shall otherwise provide, capitalized terms used herein shall have the following meanings:

“Assets” has the meaning given in the Recitals of this Agreement.

“Assumed Liabilities" means the liabilities, including Contracts, assumed by Buyer pursuant hereto, namely all Claims relating to any or all of the Assets, made or brought after the Closing Date.

“Claims” means any and all losses, expenses, costs, damages, liabilities, claims, demands, liens, causes of action, investigations, complaints, proceedings, suits, and judgments, of any nature, kind, or description (including reasonable attorneys’ fees, costs of defense, fines, penalties, and interest).

“Closing” or “Closing Date” has the meaning given in Section 4.1 (Date of Closing).

“Contracts” means all active contracts, contract right, licenses, notations, approvals, and authorizations to the extent assignable and associated with the Assets.

“Excluded Liabilities” means the liabilities retained by Seller pursuant hereto, namely all Claims relating to any or all of the Assets, made or brought prior to the Closing Date.

“Final Capitalized Costs” has the meaning given in Section 3.1.2  (True-Up Payment).

“Initial Purchase Price” has the meaning given in Section 3.1.1  (Initial Purchase Price).

“Material Contract” means a Contract which involves payments, performance of services or delivery of goods by or to Seller after the Closing Date in any amount.

“Purchase Price” has the meaning given in Section 3.1 (Purchase Price).

“True-Up Payment” has the meaning given in Section 3.1.2  (True-Up Payment).

1.2    Interpretation. The Parties agree that each has had the opportunity to review this Agreement and seek advice of counsel, and that this Agreement shall not be construed against one Party or the other as the drafter of this Agreement. Unless the context expressly requires otherwise, all of the following apply to the interpretation of this Agreement:

1.2.1    the singular shall include the plural, and the plural shall include the singular;

1.2.2    a reference to a gender shall include the feminine, masculine, body corporate, and body politic;

1.2.3    the word “or” is not exclusive and the words “includes” and “including” are not limiting;

1.2.4    a reference to any law shall be deemed to extend to and include any amendment or reenactment of such law, and all regulations passed pursuant thereto;

1.2.5    references to any matters “arising” (including any variants thereof) out of this Agreement include matters that arise in connection with, have a causal connection with, or flow from this Agreement, or which would not have arisen or occurred but for the entering into of this Agreement or the performance of or failure to perform obligations under this Agreement; and

1.2.6    all headings in this Agreement are for convenience only and shall form no part of this Agreement.

ARTICLE 2
PURCHASE AND TRANSFER OF ASSETS

2.1    Purchase and Transfer. On the Closing Date and subject to and upon the terms and conditions of this Agreement, the Seller shall irrevocably and unconditionally sell, assign, transfer, convey and deliver to Buyer, and Buyer shall irrevocably and unconditionally purchase, acquire and accept from Seller the Assets, subject only to the Excluded Liabilities.

2.2    Assumption of Liabilities. Subject to the terms and conditions of this Agreement, Buyer agrees to assume the Assumed Liabilities. The Parties understand and agree that Buyer does not and should not assume or become liable for any Excluded Liabilities. However, nothing in this Section 2.2 (Assumption of Liabilities) shall restrict, reduce or in any way affect the obligations of Buyer pursuant to Section 9.1 (Buyer’s Indemnification Obligation) of this Agreement.

2.3    Assignment of Contracts.

2.3.1    Contracts Assignable Without Consent. Subject to the terms and conditions of this Agreement, Seller agrees to assign or cause to be assigned to Buyer, after the Closing, all the rights of Seller under the Contracts that are assignable without the consent of any third party and Buyer shall assume, at the time each right is assigned, all obligations of Seller thereunder which arise before, at or after Closing.

2.3.2    Parties to Use Reasonable Efforts. Subject to the terms and conditions of this Agreement, Seller shall use all reasonable effort and cooperate with Buyer to obtain all necessary approvals, consents or waivers, or to resolve any impracticalities of transfer necessary to assign or convey to Buyer the Contracts as soon as practicable; provided, however, that neither Seller nor Buyer shall be obligated to pay any consideration therefor except for filing fees and other ordinary administrative charges which shall be paid by Buyer to third party from whom such approval, consent or waiver is requested. Such approvals, consents, and waivers shall be in favor of the Buyer. In the event Seller obtains consent to assign Contract prior to the Closing, Buyer shall assume, as of Closing, all obligations of Seller thereunder which arise before, at or after the Closing, as though no consent was required.

2.3.3    If Waivers or Consents Cannot be Obtained. To the extent that any of the approvals, consents or waivers referred to herein have not been obtained by Seller as of the Closing Date, or until the impracticalities of transfer are resolved, Seller shall, during the remaining term of such Contracts, use all reasonable efforts to (i) obtain the consent of any such third party with all costs, including but not limited to filing fees and ordinary administrative charges, payable to such third party shall be the sole responsibility of the Buyer; (ii) cooperate with Buyer in any reasonable and lawful arrangements designed to provide the benefits of such Contracts to Buyer, so long as Buyer fully cooperates with Seller in such arrangements; and (iii) enforce, at the request of Buyer and expense of the Buyer, any rights of Seller arising from such Contracts against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Contracts in accordance with the terms thereof upon the request of, and indemnification from, Buyer).

2.4    Grant-Back License. Effective as of the Closing, upon the terms and subject to the conditions of this Agreement, Buyer grants to Seller, a fully-paid, perpetual, irrevocable, world-wide, non-exclusive license to use the Assets for the sole purpose of permitting Seller to carry out its business as presently conducted. The license rights granted in the previous sentence shall be: (i) non-transferable except in connection with a sale, merger, or reorganization involving substantially all of Sellers assets related to Sellers business or as otherwise agreed by Buyer in writing; and (ii) AS-IS without warranty of any type.

ARTICLE 3
PURCHASE PRICE

3.1    Purchase Price. As consideration for the sale of the Assets, and subject to and in accordance with the provisions of this Agreement, Buyer shall pay to Seller an amount equal to the sum of: (i) the Initial Purchase Price and (ii) the True-Up Payment (together, the “Purchase Price”). In no case shall the Purchase Price be more than $13,100,000.

3.1.1    Initial Purchase Price. On the Closing Date, Buyer shall pay the amount of $10,500,000 (the “Initial Purchase Price”).

3.1.2    True-Up Payment. Within ninety (90) days after the Closing Date, a True-Up Payment will be calculated as the lesser of: (a) the difference between the Final Capitalized Costs and the Initial Purchase Price and (b) $2,600,000 (the “True-Up Payment”). The Final Capitalized Costs shall be the sum of: (1) all historical internal capitalized costs incurred using PEG LP’s employee timesheet process and (2) all historical external capitalized costs incurred by compiling all third party invoices, in each such case costs associated with the Assets are incurred through March 31, 2019. The True-Up Payment may be a positive or a negative adjustment to the Initial Purchase Price. To the extent the True-Up Payment is negative, the Seller shall pay the Buyer said amount. To the extent the True-Up Payment is positive the Buyer shall pay the Seller said amount.

ARTICLE 4
CLOSING

4.1    Date of Closing. The closing shall take place at such place and time as the Parties may agree in writing, on the Effective Date of this Agreement, unless an earlier or later date is mutually designated by Seller and Buyer (the “Closing Date” or “Closing”).

4.2    Documents to be Delivered by Seller. Seller shall deliver, or cause to be delivered, documents evidencing the assignment and assumption of any Contracts for which assignment has been completed to Buyer (together with any third-party consents required for such transfers).

4.3    Documents to be Delivered by Buyer. Buyer shall deliver documents evidencing the assignment and assumption of any Contracts for which assignment has been completed pursuant to this ARTICLE 4 (Closing).

4.4    Transfer of Taxes; Prorations. Any recording fees, transfer taxes, or sales taxes payable as a result of the sale of the Assets shall be paid by Buyer.

ARTICLE 5
CONDUCT OF THE SELLER PENDING CLOSING

5.1    Between the date hereof and Closing, Seller shall continue to use the Assets in the ordinary course and in a manner reasonably consistent with its present operating plan.

5.2    Seller will not take any action, (i) the result of which will be to create a material adverse effect on the value of the Assets, or (ii) which is both not reasonably consistent with its normal operating plan and not in the ordinary course of business, except as otherwise set forth in this ARTICLE 5 (Conduct of the Seller Pending Closing).

ARTICLE 6
SELLER’S REPRESENTATIONS AND WARRANTIES

Seller represents and warrants as of the Execution Date and the Closing Date that:

6.1    Organization, Standing and Authority. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and to perform this Agreement.

6.2    Authorization of Agreement; Authority. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate action of Seller, and this Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding inequity or at law). The execution, delivery and performance of this Agreement by Seller will not (a) violate or conflict with Seller’s power and authority; (b) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to Seller; or (c) subject to the receipt of appropriate consents as specified in this Agreement as of the Closing Date, conflict with, or result in the breach of the provisions of, or constitute a default under, any agreement, license or other instrument to which Seller is a party or is bound or by which the Assets are bound.

6.3    Material Contracts. All Material Contracts which are to be transferred to Buyer, if any, have not been further modified, or amended.

6.4    Litigation; Compliance with Laws. There are no judicial or administrative actions, proceedings or investigations pending or, to the best of Seller’s knowledge, threatened, that question the validity of this Agreement or any action taken or to be taken by Seller in connection with this Agreement. There are no Claims or governmental investigation pending or, to the best of Seller’s knowledge, threatened, or any order, injunction or decree outstanding which, if decided unfavorably, would cause Buyer to incur loss or damage which has not or will not have been resolved by Seller prior to Closing.

ARTICLE 7
BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represent and warrants that as of the Execution Date and the Closing Date that:

7.1    Organization, Standing and Authority. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware and has full cooperate power and authority to enter into and to perform this Agreement.

7.2    Authorization of Agreement; Authority. The execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary corporate action of Buyer, and this Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding inequity or at law).

7.3    Consents of Third Parties. The execution, delivery and performance of this Agreement by Buyer will not (a) violate or conflict with the articles of organization or by-laws of Buyer; or (b) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to Buyer.

7.4    Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to the best of Buyer’s knowledge, threatened, that question the validity of this Agreement or any action taken or to be taken by Buyer in connection with this Agreement. There are no Claims or governmental investigation pending or, to the best of Buyer’s knowledge, threatened, or any order, injunction or decree outstanding, against the Buyer that, if adversely determined, would have a material effect upon Buyer’s ability to perform its obligations under this Agreement.

7.5    Solvency and Financial Condition. Buyer is financially sound and fully solvent and has no reason to anticipate any inability to perform, or material difficulty performing, any of its obligations set forth in this Agreement.

ARTICLE 8
FURTHER AGREEMENTS OF THE PARTIES

8.1    Notice of Changes and Events. Each Party shall promptly notify the other Party in writing, and furnish to such Party any information that such Party may reasonably request, with respect to the occurrence of any event or the existence of any state of facts that would (i) result in the Party’s representations and warranties not being true if they were made at any time prior to or as of the Closing Date, or (ii) impair the Party’s ability to perform its obligations under this Agreement.

8.2    Expenses. Except as otherwise specifically provided in this Agreement, Buyer and Seller shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

8.3    Termination. This Agreement may be terminated at any time prior to Closing:

8.3.1    by mutual written agreement executed by Buyer and Seller; or

8.3.2    by either Party if applicable law prohibits the consummation of the purchase and transfer of the Assets pursuant to this Agreement or if, at the Closing Date, any Claim shall have been instituted or threatened in writing by any governmental agency seeking to enjoin, restrain, prohibit, impose material conditions upon or obtain substantial damages in respect of, the transactions contemplated in this Agreement.

ARTICLE 9
LIABILITIES

9.1    Buyer’s Indemnification Obligation. Buyer agrees to indemnify, defend and hold harmless the Seller, its affiliates, and its and their respective officers, directors, partners, shareholders, member affiliates, and employees and agents from and against any and all Claims of a third party resulting from, based upon or arising out of:

9.1.1    any breaches, occurring at or after Closing, of Contracts, licenses, and all other agreement and obligations transferred or assigned to Buyer; and

9.1.2    all matters assumed by the Buyer pursuant to any or all provisions of this Agreement or any related agreement.

9.2    Seller’s Indemnification Obligation. Seller agrees to indemnify, defend and hold harmless the Buyer, its affiliates, and its and their respective officers, directors, shareholders, member affiliates, and employees and agents from and against any and all Claims of a third party resulting from, based upon or arising out of:

9.2.1    any misrepresentations or breach of this Agreement or breach of any representations and warranties contained in this Agreement; or

9.2.2    any Excluded Liabilities.

9.3    Indemnification; Notice and Settlements. A party seeking indemnification (“Indemnified Party”) pursuant to Section 9.1 (Buyer’s Indemnification Obligation) or Section 9.2 (Seller’s Indemnification Obligation) shall give prompt notice to the party from whom such indemnification is sought (“Indemnifying Party”) of the assertion of any Claim, or the commencement any action or proceeding, in respect to which indemnity may be sought hereunder. The Indemnifying Party shall have the right to, and shall at the request of the Indemnified Party, assume the defense, with counsel reasonably satisfactory to the Indemnified Party, of any such Claim at its own expense. Any Indemnifying Party shall not be liable under Section 9.1 (Buyer’s Indemnification Obligation) or Section 9.2 (Seller’s Indemnification Obligation) for any settlement or compromise of any Claim effected without the written consent of Indemnifying Party.

ARTICLE 10
MISCELLANEOUS

10.1    Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given to and received by the other Party (a) on the day it is personally delivered or transmitted by facsimile; (b) on the day after being sent by Federal Express (or comparable overnight delivery service), all fees prepaid; or (c) on the third day after being mailed by United States certified or registered mail, postage prepaid. If notice is sent via overnight delivery service or U.S. mail, it shall be sent to the other Party at the address set forth below, or at such other address as shall be given in writing by either Party to the other.

To Seller:        Pattern Energy Group LP
1088 Sansome Street
San Francisco, California 94111
Attention: General Counsel
Fax: (415) 362-7900

To Buyer:        Pattern Energy Group Inc.
1088 Sansome Street
San Francisco, California 94111
Attention: General Counsel
Fax: (415) 362-7900

10.2    Entire Agreement.     With respect to the subject matter contained herein, this Agreement constitutes the entire agreement between the Parties and supersedes all prior negotiations, representations, understandings or agreements, whether written, oral or otherwise.

10.3    Amendment; Waiver. The provisions of this Agreement may not be waived, altered, changed or amended except by written instrument signed by both Parties hereto. No waiver of any provision of this Agreement shall be construed or deemed to be a waiver of any other provision of this Agreement, nor a waiver of subsequent breach of any provision.

10.4    Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of Buyer and Seller. Neither Party may assign its obligations under this Agreement without the express written consent of the other Party.

10.5    Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of California without regard to any conflicts or choice of law principles of that State.

10.6    Savings Clause. In the event that any provision of this Agreement is held to be invalid for any reason, that provision shall be severed from this Agreement, and the remainder shall continue to be in full force and effect.

10.7    Conspicuousness of Provisions. The Parties acknowledge and agree that the provisions contained in this Agreement that are set out in boldface and/or all CAPITAL LETTERS satisfy the requirements of the Fair Notice Doctrine and/or any other requirement at law or in equity that such provisions be conspicuously marked or highlighted.

10.8    Survival. The provisions of this Agreement which are intended to extend beyond its termination, including the provisions relating to liability and indemnity, insurance, compliance, warranty, taxes and confidentiality, and the provisions applicable to the enforcement of those provisions and/or the enforcement of rights and obligations incurred hereunder that are not fully discharged prior to the termination of this Agreement shall survive termination to the extent necessary to effect the intent of the Parties and/or enforce such rights and obligations.

10.9    Counterparty Execution. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original of this Agreement for all purposes, but shall not be effective until every Party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument.

10.10    Execution by Facsimile/PDF. This Agreement may be executed and delivered by facsimile or similar electronic means (including Adobe Portable Document Format (“PDF”) and the like) and the Parties agree that such execution and delivery shall have the same force and effect as delivery of an original document with original signatures and that each Party may use such signatures as evidence of the execution and delivery of this Agreement by the Parties to the same extent that an original signature could be used.

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IN WITNESS WHEREOF, the Parties hereto have caused this Assignment to be executed as of the date and the year first above written.

Buyer:
PATTERN ENERGY GROUP INC.

/s/Dyann Blaine
______________________________
Name: Dyann Blaine
Title: Vice President

Seller:
PATTERN ENERGY GROUP LP

/s/Dyann Blaine
______________________________
Name: Dyann Blaine
Title: Vice President

EXHIBIT A
ASSETS

Enterprise Resource Planning (ERP) System. Including the development, design, configuration, testing and implementation of the Microsoft Dynamics 365 ERP System and associated integrated platforms (Hyperion, ExFlow, etc).